Exhibit 10.2

                           RESTRICTED STOCK AGREEMENT

      This Restricted Stock Agreement (the "Agreement") is entered into as of the __th day of_______, 200_ (the "Grant Date"), by and between, Oak Hill Financial, Inc., an Ohio corporation (the "Company") and _____________________, an employee of the Company (the "Employee").

      The Company desires to provide the Employee with an ownership interest in the Company as a bonus for superior job performance throughout the course of this past year and as an incentive to continue contributing to the growth and profits of the Company in the years to follow.

                                   Agreement
                                   ---------

1. Issue of Restricted Stock. In consideration of the Employee's exemplary performance during the past year and continuing employment by the Company in future years, the Company hereby agrees to deliver to Employee ______________ (______) common shares of the Company (the "Shares"), subject to all of the terms and conditions set forth in this Agreement and subject to shareholder approval of the 2004 Incentive Compensation Plan (the "Plan"). Upon approval of the Plan, the Company shall cause a certificate or certificates for the Shares to be issued in the Employee's name and the Employee shall thereupon be a shareholder of the Company with respect to all of the Shares represented by such certificate or certificates and shall have all of the rights of a shareholder with respect to the Shares including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares; provided, however, that the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares, shall be subject to the restrictions hereinafter described. Certificates representing Shares shall be imprinted, in conspicuous type, with the following legend:

            THE SALE, EXCHANGE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY INTEREST THEREIN IS RESTRICTED BY AN AGREEMENT DATED AS OF_________, 200_ [insert grant date], A COPY OF WHICH IS LOCATED AT THE OFFICE OF THE SECRETARY OF THE CORPORATION. THE SECRETARY OF THE CORPORATION WILL MAIL WITHOUT CHARGE TO A SHAREHOLDER, WITHIN FIVE DAYS AFTER WRITTEN REQUEST FROM SUCH SHAREHOLDER, A COPY OF SUCH AGREEMENT.

      Delivery of the Shares shall occur as soon as practicable.

2. Escrow Agent. The Employee shall, immediately upon receipt of the certificate or certificates for the Shares, deposit such certificate or certificates together with a stock power or other instrument of transfer, appropriately endorsed in blank, with John D. Kidd, or his designee, as escrow agent (the "Escrow Agent"). Any expenses of such escrow shall be borne by the Company. The Escrow Agent shall hold the certificate or certificates for the Shares until the restrictions hereinafter set forth in Section 3 are satisfied. Additionally, the Escrow Agent shall receive and hold in trust all dividends and other distributions paid with respect to the Shares during the Restricted Period and shall invest any such dividends in: (a) obligations issued or guaranteed as to interest and principal by the government of the United States or any agent or instrumentality thereof; (b) obligations (including certificates of deposit and bankers' acceptances) of U.S. banks (including Oak Hill Banks.); (c) commercial paper which at the date of investment is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investment Service, Inc. or, if not rated, is of equivalent quality; (d) short-term (one year or less) corporate obligations which at the date of investment are rated AAA or AA by Standard & Poor's or Aaa or Aa by Moody's; (e) repurchase agreements fully secured by obligations of any of the kinds specified in clauses (a) through (d) above; or (f) interests in any money market fund or trust the investments of which are principally restricted to obligations of any of the kinds specified in clauses (a) through (e) above.

On the third anniversary of the Grant Date during the Restricted Period (as those terms are defined in Section 3), the Escrow Agent shall release to the Employee the certificate or certificates representing all of the Shares, as determined in accordance with Section 3, without the legend set forth in Section 1 (but with the legend set forth in Section 6), along with all dividends and other distributions paid with respect to the Shares and any investment proceeds generated thereon.

3. Restricted Period. During the period commencing on the Grant Date and ending on the third anniversary of the Grant Date (the "Restricted Period"), the Employee shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any legal or beneficial ownership interest in the Shares, subject to the terms and conditions set forth in this Agreement. The Employee shall have no legal or beneficial interest in the Shares until the end of the Restricted Period, except as otherwise provided in this Agreement. The Employee shall have no legal or beneficial interest in the Shares until and if shareholder approval of the 2004 Incentive Compensation Plan occurs.

--------------------------------------------------------------------------------

4. Termination of Employment.
   --------------------------

(a) If the Company's full-time employment of Employee should be terminated voluntarily by Employee, unless for good reason (as defined in Section 4(c) herein, "For Good Reason") at any time prior to the end of the Restricted Period or should the Company terminate Employee for cause (as defined in Section 4(c) herein, "For Cause") at any time prior to the end of the Restricted Period, all of the Shares shall be forfeited by the Employee and the certificate or certificates for such Shares shall be delivered to the Company by the Escrow Agent upon the Escrow Agent's receipt of written notice from the Company of such termination. Employee hereby appoints the Company as his attorney-in-fact to transfer any of such forfeited shares on the books of the Company.

(b) If the Company's employment of Employee is terminated otherwise than (i) voluntarily by the Employee, unless For Good Reason by Employee, (ii) for Cause by the Company, or (iii) as a result of Employee's death or disability, 100% of the Shares shall vest and Employee, Employee's personal representative or the person or persons to whom his rights pass by will or the laws of descent and distribution may sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares without reference to the restrictions set forth in Section 3 (but subject, to the extent then applicable, to the restrictions set forth in Section 6). Upon written notice from the Company of such an event, the Escrow Agent shall release to Employee or Employee's legal representative or beneficiary all of the certificates representing the Shares without the legend set forth in Section 1.

(c)   For purposes of this Agreement, "For Cause" shall mean:

      Employee's (i) willful violation of laws and regulations governing the Company; (ii) failure to substantially perform his position, provided Company shall have made a written demand for substantial performance setting forth the specific reason(s) for same and Employee shall have had thirty (30) days to cure, if possible; (iii) willful breach of fiduciary duties: (iv) willful misrepresentation or willful dishonesty which the Company determines has had or is likely to have a material adverse effect upon the Company's operations or financial conditions; or (v) dismissal at the insistence of state or federal regulators of the Company or any of its subsidiaries.

      For purposes of this Agreement, "For Good Reason" shall mean:

      (i) the Company's failure to substantially comply with any material terms of a written agreement of employment with Employee, if any, now or hereinafter in effect, provided that Employee has given written notice to the Company of any alleged noncompliance and such alleged noncompliance continues for 30 days after receipt, or (ii) a material change by the Company without sufficient business justification and without Employee's consent in Employee's position, authority, functions, duties or responsibilities which would significantly reduce Employee's position, authority, functions, duties or responsibilities.

(d) The Shares shall not be affected by any change of duties or position as long as the Employee continues to be employed on a full-time basis by the Company.

5. Reorganizations.
   ----------------

(a) If shares of common stock of the Company should, as a result of a stock split, stock dividend, combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of Shares shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(b)   If, as a result of one of the  events set forth in  paragraph  (a) of this
      Section 5, the Employee shall, as owner of the Shares, be entitled to new or additional or different shares of stock or securities, the certificate or certificates therefor, or other evidences of such new or additional or different shares or securities, shall be imprinted with the legends set forth in Sections 1 and 6, and together with a stock power or other instrument of transfer appropriately endorsed, shall be deposited by Employee with the Escrow Agent, and all the provisions of this Agreement shall be applicable to such new or additional or different shares or securities to the extent applicable to the Shares.

6. Securities Laws Compliance. Employee understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and are, therefore, "restricted shares" within the meaning of Rule 144 of the Securities and Exchange Commission ("SEC"). Employee further understands that, regardless of the termination of the Restricted Period and the vesting provisions set forth in Section 3, he may not sell or otherwise dispose of the Shares unless they are registered under the Act and any applicable state securities law or an exemption from such registration is available. Employee therefore agrees that the certificate or certificates for the Shares delivered to him pursuant to Section 3 shall bear the following legend:

--------------------------------------------------------------------------------

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

      Employee agrees that he will advise the Secretary of the Company prior to any sale or other transfer of the Shares.

7. Change of Control. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control (as defined below), 100% of the Shares shall vest in the Employee immediately prior to the effective time of any Change of Control and all conditions to exercise thereof shall be deemed to have been met and Employee may sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares without reference to the restrictions set forth in Section 3 (but subject, to the extent then applicable, to the restrictions set forth in Section 6). Upon written notice from the Employee or the Company of such an event, the Escrow Agent shall release to Employee all of the certificates representing the Shares without the legend set forth in Section 1.

      A "Change of Control" will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or acquires fifty percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members.

8. Withholding Taxes; Section 83(b).
   ---------------------------------

(a) The Company shall have the right to require the Employee to remit to the Company, or to withhold from other amounts payable to the Employee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

(b) The Employee shall have the right to elect, pursuant to Section 83(b) of the Internal Revenue Code, to be taxed on the Grant Date on all or a portion of the Shares rather than upon termination of the Restricted Period by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days of the Grant Date and with his or her income tax returns for the year to which the 83(b) election pertains (a "Section 83(b) Election"); provided, however, that the Employee must comply with Treasury Regulation 1.83, as applicable, including the provision to the Company of a copy of the notice of the
      Section 83(b) Election sent to the Internal Revenue Service. Employee acknowledges that it is Employee's sole responsibility and not the Company's to file timely the Section 83(b) Election. Employee should consult with its own tax adviser regarding the effect of a Section 83(b) Election.

9. No Contract of Employment. NOTHING IN THIS AGREEMENT SHALL CONFER ON THE EMPLOYEE ANY RIGHT TO CONTINUE IN THE SERVICE OF THE COMPANY OR INTERFERE WITH THE RIGHT OF THE COMPANY TO TERMINATE AT WILL SUCH EMPLOYEE'S EMPLOYMENT OR OTHER SERVICES AT ANY TIME. This Agreement shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company and the Employee.

10. Notices. All notices required pursuant to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, (a) if to the Company, at its principal office, Attn: John D. Kidd; (b) if to the Escrow Agent, to John D. Kidd, at the Company's address; or
(c) if to Employee, to Employee's last known address on the personnel records of the Company.

11. General. This Agreement shall be construed as a contract under the laws of the State of Ohio, without reference to its choice of law rules. It may be executed in several counterparts, all of which shall constitute one agreement. It shall bind and benefit the parties and their respective successors, assigns, heirs and legal representatives.

--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

OAK HILL FINANCIAL, INC.                EMPLOYEE:

By:
   ----------------------------             ------------------------------------
         ------------,                 --------------

--------------------------------------------------------------------------------